Exhibit 99.1

Veritas Farms, Inc. Files 10-K Annual Report and Posts Record Setting 2018 Financial Results

Fort Lauderdale, Florida - April 17, 2019 - Veritas Farms, Inc. (OTCQB: VFRM), a vertically-integrated agribusiness focused on the production of full spectrum hemp extracts with naturally occurring cannabinoids, is pleased to report it has filed its Annual Report on Form 10-K with the Securities and Exchange Commission (“SEC”) including audited financial results for the full year ended December 31, 2018.

Selected 2018 Financial Highlights - Veritas Farms, Inc.

●	Total Revenue: $2,079,981, an increase of 86.6% from $1,114,674 in 2017.

●	Gross Profit: $876,314, an increase of 357.8% from $191,414 in 2017.

●	Gross Profit Ratio: 42.1%, up from 17.2% in 2017.

●	Total Inventory: $2,508,954, an increase of 75.6% from $1,428,758 at year end 2017.

●	Total Assets: $7,014,086, an increase of 34.6% from $5,210,740 at year end 2017.

●	Total Liabilities: $934,737, a decrease of 55.5% from $2,102,453 at year end 2017.

Alexander M. Salgado, CEO and co-founder of Veritas Farms, commented, “2018 was truly a transformative year for Veritas Farms, when all of our team’s strategy, hard work, and determination came together to make us one of the leading fully-integrated hemp companies and brands in the country.”

“Fueled by increasing consumer interest in the benefits of hemp, our remarkable growth in 2018 was made possible by the significant capital investments at our Colorado farm and production facility, the launch of our Veritas Farms™ brand products, and the expansion of our targeted sales, marketing, and social media programs.”

“Following the signing of the 2018 Farm Bill in December and moving forward into 2019, we found that a strong foundation for cultivation and manufacturing and our uncompromising commitment to quality enabled Veritas Farms to further expand production levels, build brand awareness with consumers and distributors, and successfully open new domestic and international sales channels, including to some of the largest pharmacy chains in the United States.”

Mr. Salgado concluded, “We anticipate that this momentum and our expanding sales and marketing efforts have also resulted in record financial results for the first quarter of 2019 as more and more consumers, mainstream retailers, pharmacies, and health care providers take their first steps to incorporate pure hemp extracts into their daily health and wellness routine.”

Veritas Farms™ brand products can be found at several leading online and brick-and-mortar retailers across the United States, including select CVS Pharmacy stores.

For additional information regarding Veritas Farms, Inc. and to purchase product online, visit www.theveritasfarms.com.

About Veritas Farms, Inc.

Veritas Farms, Inc. (OTCQB: VFRM) is a vertically integrated agribusiness focused on producing superior quality, whole plant, full spectrum hemp oils and extracts containing naturally occurring cannabinoids. The Company currently operates a 140-acre farm and production facilities in Pueblo, Colorado, and is registered with the Colorado Department of Agriculture to grow industrial hemp. The Company markets and sells products under its Veritas Farms™ brand and manufactures private label products for a number of leading distributors and retailers.

Veritas Farms™ brand full spectrum hemp extract products include vegan capsules, tinctures, formulations for sublingual applications and infused edibles, lotions, salves, and oral syringes in a variety of size formats and flavors. All Veritas Farms™ brand products are third-party laboratory tested for strength and purity. The Company files periodic reports with the Securities and Exchange Commission, which can be viewed at www.sec.gov.

For additional information and online product purchase, visit www.theveritasfarms.com.

Veritas Farms, Inc. - Investor Contact

Toll-Free: (888) 549-7888

E-mail: ir@theveritasfarms.com

Veritas Farms, Inc. - Social Media

Instagram: www.instagram.com/veritasfarmsofficial/

Facebook: www.facebook.com/VeritasFarmsOfficial/

LinkedIn: www.linkedin.com/company/veritasfarms/

Twitter: www.twitter.com/theveritasfarms

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including those with respect to the Company’s mission statement and growth strategy, are “forward-looking statements.” Although the Company’s management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve many risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any of the information contained or referenced in this press release.